Exhibit 99.1

Sandy Spring Bancorp Announces Pricing of $200 Million Subordinated Debt Offering

OLNEY, MD – March 15, 2022 – Sandy Spring Bancorp, Inc. (NASDAQ- SASR) (“Sandy Spring Bancorp” or the “Company”), the holding company for Sandy Spring Bank (the “Bank”), today announced that it has priced an underwritten public offering of $200 million aggregate principal amount of its fixed-to-floating rate subordinated notes due 2032 (the “Notes”). The Notes will initially bear a fixed interest rate of 3.875% per year. Commencing on March 30, 2027, the Notes will bear interest at a floating rate per annum equal to the benchmark rate (which is expected to be the three-month SOFR rate) plus a spread of 196.5 basis points, payable quarterly in arrears. The offering is expected to close on March 18, 2022, subject to the satisfaction of customary closing conditions. The Company plans to use the net proceeds from the Notes offering for general corporate purposes, which include providing capital to support growth, investing in the Bank as regulatory capital, and, to the extent authorized by the board of directors, repurchasing the Company’s common shares.

Piper Sandler & Co. is acting as sole bookrunning manager and Stephens Inc. is acting as co-manager.

Each offering will be made only by means of a prospectus supplement and accompanying base prospectus. Sandy Spring Bancorp has filed a registration statement on Form S-3 (File No. 333-253367) and a preliminary prospectus supplement to the prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (“SEC”) for the Notes to which this communication relates. Prospective investors should read the applicable prospectus supplement and base prospectus in the registration statement and other documents Sandy Spring Bancorp has filed or will file with the SEC for more complete information about Sandy Spring Bancorp and the relevant offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Electronic copies of each preliminary prospectus supplement, when available, and the accompanying base prospectus may be obtained by contacting Piper Sandler & Co. by telephone at (866) 805-4128 or by email at FSG-DCM@psc.com, and by contacting Stephens Inc. by telephone at 1 (800) 643-9691 or by email at fisyndicate@stephens.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

Contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email: DSchrider@sandyspringbank.com

PMantua@sandyspringbank.com

Website: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this press release. Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.